Exhibit 10.1

MASTER BAREBOAT CHARTER

THIS MASTER BAREBOAT CHARTER (the "Charter") dated as of the 30th day of September, 2002 by and between General Electric Capital Corporation, a Delaware corporation (the "Owner"), and Trico Marine Operators, Inc., a Louisiana corporation (the "Charterer"). This Charter contains the general terms that apply to the leasing of vessels from Owner to Charterer. Additional terms that apply to the vessels shall be contained on a schedule, which shall be in substantially the form of Exhibit "A" hereto ("Schedule"), executed by Owner and Charterer in connection with the delivery of each vessel from the shipyard.

WITNESSETH AND IT IS HEREBY AGREED as follows:

1.	Vessels to be Chartered

The Owner agrees to pay to the Charterer the Capitalized Owner's Cost for each of the three 156' Crew/Supply Vessels (collectively, the "Vessels" and individually a "Vessel") currently under construction with Gulf Craft, Inc. and bearing hull nos. 446, 447 and 448, respectively, upon (i) completion and delivery of such Vessel pursuant to the construction contract therefor, (ii) satisfaction of each condition precedent set forth in Section G of the Schedule, and (iii) execution and delivery by Charterer to Owner of a properly completed Schedule for such Vessel; provided that the aggregate Capitalized Owner's Cost for each Vessel shall not exceed $3,800,000. The Owner further agrees to let and demise, and the Charterer agrees to hire any Vessel described in any Schedule pursuant to the terms of this Charter as supplemented by any such Schedule executed by Owner and Charterer.

2.	Period of Charter; Early Termination

(a)

Unless this Charter shall be terminated earlier, pursuant to the provisions set forth elsewhere in this agreement, the "Charter Period" of each Vessel shall refer to that period of time extending one hundred twenty (120) months from the effective date of the Schedule executed in connection with the delivery of the Vessel ("Effective Date"), if the Effective Date is the first day of a calendar month, or one hundred twenty (120) months from the first day of the month following the Effective Date, if the Effective Date is a date other than the first day of a calendar month ("Charter Period").

(b)

The "Expiry Date" of this Charter shall be that day which is one hundred twenty (120) months from the Effective Date, if the Effective Date is the first day of a calendar month, or one hundred twenty (120) months from the first day of the month following the Effective Date, if the Effective Date is a date other than the first day of a calendar month.

(c)

If the Vessel is upon a voyage otherwise than under requisition for hire at the time when the charter of the Vessel would (but for the provisions of this clause) have terminated, the Charter Period shall be extended for such additional time as may be necessary for the completion of such voyage. The Charter Period shall also be extended for such additional time as may be necessary to bring the Vessel to a port of redelivery as hereinafter provided in Clause 8 hereof. During any such extension, the Charter Hire shall continue to be paid at the rate in force immediately before the commencement of such extension.

(d)

This Charter shall not be terminated prior to the end of the Charter Period by Charterer except upon Charterer's exercise of its early buyout option in the manner and subject to the terms and conditions set forth in a Schedule.

3.	Time and Place of Delivery

(a)	On the Effective Date, the Charterer shall unconditionally accept delivery of the Vessel under this Charter; "as is, where is," in whatsoever condition the Vessel may be at the time of such delivery.

(b)

THE OWNER MAKES NO REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE SEAWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE VESSEL INCLUDING ITS EQUIPMENT, MACHINERY AND APPURTENANCES FOR ANY PARTICULAR PURPOSE OR AS TO THE ELIGIBILITY OF THE VESSEL FOR ANY PARTICULAR TRADE OR ANY OTHER REPRESENTATION, WARRANTY OR GUARANTEE WITH RESPECT TO THE VESSEL AND NONE SHALL BE IMPLIED FROM THIS CHARTER. OWNER SHALL DEFEND TITLE TO THE VESSEL AS AGAINST ANY LIENS, CLAIMS OR ENCUMBRANCES CREATED BY, THROUGH OR UNDER OWNER. EXCEPT AS SET FORTH ABOVE, OWNER MAKES NO REPRESENTATION OR WARRANTY OF TITLE WITH RESPECT TO THE VESSEL. THE CHARTERER HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES THE OWNER AND THE VESSEL FROM AND AGAINST ALL REMEDIES, WARRANTIES NOT EXPRESSED IN THIS CLAUSE 3, OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO THE OWNER'S TITLE TO THE VESSEL, OR THE PHYSICAL CONDITION OF THE VESSEL AT THE TIME OF DELIVERY TO THE CHARTERER INCLUDING, BUT NOT LIMITED TO (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF ANY OBLIGATION BASED ON STRICT LIABILITY IN TORT; (iii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOUNDED IN STRICT LIABILITY IN TORT; AND (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE VESSEL. The acceptance by the Charterer of the Vessel under this Charter shall constitute conclusive proof, as between the Owner and the Charterer, that the Vessel is seaworthy, and otherwise in the condition required by this Charter, in good working order and repair and without defect or inherent defect in title, seaworthiness, condition, design, operation or fitness for use, whether or not discoverable by the Charterer as of the Effective Date of such tender, and generally in all respects satisfactory to the Charterer; provided, however, that nothing contained herein shall in any way diminish or otherwise affect any right the Charterer may have against any shipyard, manufacturer, supplier, vendor or any other Person (excluding Owner and its Affiliates or Assigns) in respect of the Vessel, including any such right that may arise pursuant to Clause 4 hereto (excluding, however, in all cases rights or claims against Owner or its Affiliate or Assigns).

(c)	The Charterer warrants that from and after the Effective Date, the Vessel shall be in the custody and control of the Charterer or its designee.

4.	The Charterer's Right in Respect of the Vessel

The Owner hereby assigns to the Charterer, for the duration of the Charter Period, except during periods when an Event of Default shall have occurred and be continuing and except in respect of Total Loss (unless the Charterer shall have made all payments required by Clause 12 hereof in respect of such Total Loss) without representation, warranty or covenant of any kind, effective upon delivery of the Vessel to the Charterer, the right to enforce and exercise all rights of warranty, guaranty and indemnity that the Owner may have in respect of the Vessel or otherwise directly against the builder of the Vessel ("Builder") or any manufacturer of any equipment, machinery or other part of the Vessel. The Charterer shall be entitled to take such action in the name of the Owner against the Builder or any manufacturer of any equipment, machinery or other part of the Vessel in relation to the terms of purchase of, the condition of or any patent infringement or alleged patent infringement in relation to the Vessel or any equipment, machinery or other part thereof as the Charterer sees fit but subject to the Owner being indemnified and secured to its satisfaction by the Charterer against all losses, costs, damages and expenses thereby incurred or to be incurred. If as a result of any such action any moneys are received from the Builder or any such other manufacturer of the Vessel as aforesaid, the same shall be received and retained by the Charterer; provided that no Event of Default shall have occurred and be continuing at the time such payment is received by the Charterer. Notwithstanding the preceding sentence, if the amount payable by the Builder or any other manufacturer is in excess of $50,000.00, such amount shall be used to make any required repairs or modifications to the Vessel. The Charterer shall use diligence to assert and enforce all such rights (other than Intellectual Property Rights) that have a material effect upon the value of the Vessel; provided that the Charterer shall have the right, in its sole discretion, to assert and enforce any Intellectual Property Rights.

5.	Use and Trade of Vessel

(a)

The Charterer shall have full use of the Vessel and may employ the Vessel only where legally permitted but in no event outside United States territorial waters, provided Charterer may employ the Vessel outside United States territorial waters if the following conditions are met:

(i) the Charterer shall not be in default under this Charter; and

(ii) the Charterer first provides Owner with written notice and description of the intended voyage.

Charterer shall not operate the Vessel anywhere (a) not covered by its current trading warranties; (b) that would result in the cancellation of the insurance on the Vessel required under this Charter; or (c) that would result in a Loss of Tax Benefits as defined in Clause 21(a).

(b)

The Charterer undertakes not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment from its insurers, protection and indemnity clubs and underwriters and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

(c)

 The Charterer also undertakes nor to employ the Vessel or suffer her employment in any trade or business that is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods.

(d)

As to those trades in which the Vessel is employed, the Charterer shall comply with any and all requirements regarding financial responsibility or security in respect of oil or other pollution damage as required by any Governmental Authority with authority over the Owner or the Charterer, as the case may be, or over ownership, use and operation of the Vessel (whether or not such requirement has been lawfully imposed) to enable the Vessel, without penalty or charges, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without delay. The Charterer shall make and maintain all arrangements for security bond or otherwise as may be necessary to satisfy such requirements at the Charterer's sole liability and expense, and the Charterer shall indemnify the Owner against any and all losses, damages, claims, expenses or liabilities incurred by reason of the Charterer's failure to comply with this Clause 5(d).

6.	Documentation and Flag

(a)

The Charterer agrees that it shall, throughout the Charter Period, maintain the registration and documentation of the Vessel under the laws of the Registration Jurisdiction at Charterer's cost and expense. The Owner agrees to do all such things whatsoever and execute and deliver all such documents whatsoever to enable the Charterer to maintain such documentation. The Charterer will not change the registry or port of documentation of the Vessel without the prior written consent of the Owner. The Charterer shall not change the registry or port of documentation of the Vessel if it would result in the imposition of Owner Taxes or an increase in the amount thereof, or would subject any payment of Charter Hire or other amounts payable to the Owner hereunder to deduction for or on account of any taxes, levies, imposts, duties, deductions, withholdings or other charges whatsoever. In addition, if the Vessel shall ever be subject to a mortgage, the Charterer shall cooperate with the Owner in establishing and maintaining such mortgage as a first preferred mortgage lien on the Vessel under the laws of the Registration Jurisdiction. If a change in the registry or port of documentation of the Vessel effected by the Charterer results in any incremental costs, fees and expenses of any nature being borne by Owner, the Charterer shall pay all such amounts to Owner within 10 days of receipt of invoice therefor in reasonable detail, provided that to the extent any such incremental costs, fees and expenses are recurring in nature, at Owner's option the Charter Hire payable hereunder shall be increased by an amount sufficient to cover such recurring amounts. The Charterer shall not do or suffer or permit to be done anything that will injuriously affect the documentation of the Vessel as a vessel documented under the laws and regulations of the Registration Jurisdiction. If the Charterer changes the registry or port of documentation of the Vessel, the Charterer shall, at time of redelivery, if the Owner so requests and at the Charterer's expense, change the registry and port of documentation back to that of the original Registration Jurisdiction.

(b)	The Charterer shall have the right to name the Vessel, to paint the Vessel in its own colors, install and display its funnel insignia and fly its own house flag.

7.	Maintenance and Operation

(a)

Except as provided in Clause 20, the Vessel shall during the Charter Period be in the full possession and at the absolute disposal for all purposes of the Charterer and under its complete control in every respect, always at Charterer's risk and expense except as otherwise provided herein. The Charterer hereby covenants and agrees with the Owner that during the Charter Period (and subject to the provisions of Clause 13):

(i) The Charterer will, at its expense, maintain the Vessel, her machinery, cargo handling equipment, boilers, appurtenances and spare parts in a good state of repair and in efficient operating condition in accordance with good commercial maintenance practice commensurate with other vessels of similar size and trade, ordinary wear and tear excepted;

(ii) The Charterer will, at its expense, keep the Vessel with a loadline certificate approved by the American Bureau of Shipping (or such other classification society as shall previously have been approved in writing by the Owner) and other required certificates in force and shall make any improvement or structural changes or acquire any new equipment necessary to comply with the requirements of such classification;

(iii) The Charterer shall be at liberty to fit any additional equipment required for the services of the Charterer beyond that on board at the commencement of this Charter, such work to be done at the Charterer's expense and on its time, and such equipment may be removed by the Charterer at its cost and on its time at any time (provided, however, that such removal does not have an adverse effect on the class, seaworthiness or value of the Vessel) prior to the expiration or any other termination of the Charter. The Vessel is to be redelivered to the Owner at the end of the Charter Period in the same condition and class as that in which she is delivered by Owner, ordinary wear and tear excepted and except for any changes to the Vessel that have been made in accordance with Clause 7(d), and any additional equipment that cannot be or is not so removed at such time shall become the property of the Owner;

(iv) The Charterer will not use the Vessel in any manner or for any purpose excepted from any insurance policy or policies taken out in compliance with Clause 11 hereof or for the purpose of carriage of goods of any description excepted from the said insurance policy or policies and shall not do or permit to be done anything that could reasonably be expected to invalidate any of said insurance policy or policies; and

(v) The Charterer will not use the Vessel in any manner or for any purpose or trade or permit or suffer to be done any act that will prejudice the Owner's ownership of the Vessel or any part thereof.

(b)	During the Charter Period, the Charterer shall, at its own expense or by its own procurement, man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required and shall, as between itself and the Owner, be responsible for all charges and expenses of every kind and nature whatsoever incidental to its use and operation of the Vessel under this Charter, including any foreign, general, municipal, value added or other taxes except that the Charterer shall not be responsible for Owner Taxes. During the Charter Period as between the Charterer and the Owner, the Charterer shall be responsible for employing, subcontracting or arranging for the master, officers and crew of the Vessel and for navigating, managing and working the Vessel.

(c)	As between itself and the Owner, the Charterer shall also be responsible for any charges and expenses incidental to the use and operation of the Vessel while under requisition for hire, during the Charter Period. The foregoing provision of this subclause shall be without prejudice to the rights of the Owner and the Charterer against other parties in respect of any such charges or expenses. The Charterer shall, subject to the prior written approval of the Owner (such approval not to be unreasonably withheld), be entitled to take action in the name of the Owner against other parties in respect of such charges or expenses. If as a result of any such action any moneys are received, the same shall be recovered and retained by the Charterer.

(d)	The Charterer shall make no material changes in the structure of the Vessel or major changes in her machinery, appurtenances, or boilers without in each instance first securing the written approval of the Owner unless any such changes are required to meet American Bureau of Shipping loadline requirements, applicable regulations and/or any relevant laws, in which case the approval of the Owner shall not be required. Any such changes shall be made at Charterer's expense and risk and shall not diminish the value, utility and seaworthiness of the Vessel below the value, utility and seaworthiness required to be maintained by the terms of this Charter.

(e)	The Charterer shall drydock the Vessel and clean and paint her underwater parts at its expense in accordance with good commercial practice, but not less than as may be required by the American Bureau of Shipping or such other classification society as provided in Clause 7(a)(ii). The Charterer shall give the Owner not less than seven (7) days prior notice of their intention to drydock the Vessel, such notice to specify the intended time and place of drydocking. The costs and expenses of such drydocking shall be paid for by the Charterer.

(f)

The Owner (or such persons as it shall appoint or authorize), at the Owner's expense and upon receipt of the prior written consent of the Charterer, such consent not to be unreasonably withheld, shall have the right at any time, weather permitting, on reasonable notice, and in a manner which shall not interfere with the Vessel's trading requirements, to inspect or survey the Vessel in order to ascertain the condition of the Vessel and to satisfy itself that the Vessel is being properly repaired and maintained in accordance with the provisions of this Charter. Inspection or survey in drydock shall be made only when the Vessel is in drydock under the provisions of subclause (e) of this Clause. However, the Owner shall have the right to require the Vessel to be drydocked for inspection if the Charterer is not drydocking her at the intervals required by the American Bureau of Shipping or such other classification society as provided in Clause 7(a)(ii). The costs incurred in respect of such drydocking and any inspection or survey made under this subclause shall be paid by the Charterer to the Owner provided that the Charterer shall not be required to pay for the drydocking of the Vessel other than as provided in subclause 7(e) and the inspection of the Vessel more than once a year while this Charter is in force. All repairs as shall be shown to be required by any inspection or survey shall be made at the Charterer's expense and shall be completed within a reasonable period of time or such other period as is specified by the relevant classification society referred to in Clause 7(a)(ii). Time taken in respect of inspection, survey or repairs shall form part of the Charter Period. The Charterer shall, whenever requested by the Owner and on reasonable notice, permit the Owner to inspect the Vessel's log books and furnish the Owner promptly with full information regarding any casualties or other damage to the Vessel. The Owner, or such persons as it shall appoint or authorize to inspect or survey the Vessel, shall treat all information regarding the operation of the Vessel and the equipment on the Vessel as trade secrets of the Charterer and the Owner shall require all persons it appoints or authorizes to inspect or survey the Vessel to sign a confidentiality agreement in favor of the Charterer to keep such information secret, if so requested by Charterer. Such obligations of confidentiality shall continue beyond the termination of the Charter until the information becomes available to the public through no fault of the Owner.

(g)

The Owner shall not be liable for any expense in repairing or maintaining the Vessel or be liable to supply a substitute vessel or any part thereof in lieu if the Vessel or any part thereof that is lost, damaged, rendered unfit for use, confiscated, seized, requisitioned, restrained or appropriated, and the Charter Hire payable in respect of the Vessel shall continue to be payable notwithstanding any of the foregoing events unless such event results in a Total Loss. In the event of a Total Loss, the provisions of Clause 12 shall apply.

(h)	The Charterer shall not have or be deemed to have any authority to pledge the Owner's credit for any purpose, including any maintenance overhauls, replacements, repairs or modifications of the Vessel.

8.	Redelivery and Status

(a)

Unless the Vessel suffers a Total Loss, the Charterer shall, at the end of the Charter Period, redeliver the Vessel to the Owner to any port directed by Owner in the Continental United States or at such other safe port as shall be agreed between the parties. The Vessel shall be redelivered to the Owner free and clear of all liens (other than liens created by or through Owner) and in the same or as good structure, state and condition as those in which she was delivered, ordinary wear and tear excepted and except for any changes to the Vessel that have been made in accordance with Clause 7(d). At the time of redelivery, the Vessel shall be in class without overdue requirements or recommendations.

(b)

At or about the time of redelivery, a survey shall, if the Owner so requires, be made by the Surveyor to determine the condition and fitness of the Vessel, her machinery and equipment. The Surveyor shall determine and state the repairs or work necessary to place the Vessel at the date of redelivery in the structure, state and condition required by subclause (a) of this Clause. Any persons appointed or authorized to inspect or survey the Vessel shall treat all information regarding the operation of the Vessel and the equipment on the Vessel as trade secrets of the Owner, and the Owner shall, at its option, require all persons appointed or authorized to inspect or survey the Vessel to sign a confidentiality agreement in favor of the Owner to keep such information secret. Such obligations of confidentiality shall continue beyond the termination of the Charter until the information becomes available to the public through no fault of the Owner. In the event that the Vessel has been drydocked within six (6) months prior to redelivery and the Charterer certifies in writing to the Owner that, to the best of its knowledge, the Vessel has had no bottom touching since such drydocking, such survey may be conducted while the Vessel is afloat. The Owner may require a diver's survey of the Vessel. The Charterer shall bear all expenses of any such survey. The Vessel upon redelivery shall have her survey cycles up to date and the American Bureau of Shipping loadline certificate valid for at least six (6) calendar months. Notwithstanding any provision to the contrary, the Charterer shall ensure that the Vessel shall have been drydocked within six (6) months prior to redelivery. The Charterer shall, at its expense, make all such repairs and do all such work so found to be necessary as a result of the foregoing before redelivery or, at the Owner's option, shall discharge its obligations hereunder by payment to the Owner of a sum sufficient to provide, at the prices current at the time of redelivery, for the work and repairs necessary to place the Vessel in such structure, state and condition. The Charter Period specified in Clause 2(a) shall be extended until the latest of (i) the completion of any such repairs and work found to be necessary based on the survey, (ii) actual redelivery to the port so specified in Clause 8(a) and (iii) the payment of the amounts described in this Clause 8(b).

(c)	The provisions of this Clause shall be subject to the provisions of subclause (b) of Clause 13 hereof where the Vessel is under requisition for hire at or until the end of the Charter Period.

9.	Use of Vessel and Payment of Hire

(a)

The Charterer shall have the use of all equipment (which expression includes cabin, crew and galley equipment, navigational aids and technical equipment, furnishings, furniture and fittings and spare and replacement parts) that is the property of the Owner on board at the time of Delivery of the Vessel. The Charterer shall from time to time during the Charter Period replace, at its expense, such items of equipment as shall be so damaged or worn as to be in need of replacement. Such replaced equipment shall become part of the Vessel and title to such replaced equipment shall vest in and the same shall belong to the Owner.

(b)

Any hired equipment placed on the Vessel by the Charterer must be removed by the Charterer prior to the expiration of the Charter Period. If so requested by the Owner at the expiration of the Charter Period, the Charterer shall assist in transfer of equipment hire agreements to the Owner or its nominee, but the Charterer shall not be required to guarantee or assume any other liability with respect to a transferee's performance under said hire agreements.

(c)

During the Charter Period, the Charterer shall pay, in advance, without offset or deduction, whether or not the Vessel is under arrest, monthly Charter Hire for the use and hire of the Vessel in the amount set forth in the Schedule. Such amount shall be payable every month during the Charter Period, regardless of any use made by Charterer or any reason. Except as otherwise directed by the Owner, all payments of Charter Hire and other amounts payable by the Charterer to the Owner hereunder shall be made electronically to an account nominated by the Owner. If any Advance Charter Hire (as defined and stated in the Schedule) is payable, it shall be due when the Charterer signs the Schedule. Advance Charter Hire, if any, shall be applied to the first monthly payment of Charter Hire. In no event shall any Advance Charter Hire be refunded to the Charterer. Payments of Charter Hire shall be paid monthly in advance for each month during the Charter Period, and shall be due on the first day of the calendar month in respect of which the Charter Hire is payable. In the event Charter Hire is payable for a partial month, Charter Hire shall be due on the second to last Business Day of said partial month.

(d)

Time of payment shall be of the essence. If the date of payment is a date upon which the Owner's nominated bank is not open for business, payment shall be made on the Business Day immediately following the due date therefor.

(e)

If any payment of Charter Hire hereunder shall not be paid within five (5) business days following the date when due, Charterer shall pay a late charge ("Late Charge") equal to five (5%) percent of the amount past due.

(f)

Charterer's obligation to pay all Charter Hire payable hereunder and all other amounts due hereunder shall, except as expressly stated in this Clause 9 or, in the event of a Total Loss, as stated in Clause 12, be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that Charterer may have against Owner or anyone else for any reason whatsoever; (ii) any defect in title, seaworthiness, condition, design, operation or fitness for use of the Vessel; (iii) any loss or destruction of, or damage to, the Vessel or interruption or cessation in the use or possession thereof by Charterer for any reason whatsoever and of whatever duration; (iv) any ineligibility of the Vessel, or the denial of the Vessel's right, to engage in any particular trade or the ineligibility of the Vessel for documentation under the Registration Jurisdiction by reason of any law or regulation of the United States or otherwise; (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against Charterer; (vi) the invalidity or unenforceability of this Charter or any other infirmity herein; or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Charterer hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Charter except in accordance with the express terms hereof. Each Charter Hire payment made by Charterer shall be final, and Charterer will not seek or have any right to recover all or any part of such payment from Owner for any reason whatsoever.

(g)

Promptly after Charterer's learning of the occurrence or existence of an Event of Default or an event which but for notice or lapse of time or both would constitute an Event of Default, the Charterer shall so notify the Owner, which notice shall set forth in reasonable detail the circumstances surrounding such Event of Default or event and shall specify what actions the Charterer intends to take to cure such Event of Default or such event.

10.	Mortgage

(a)

The Charterer recognizes that, at Owner's sole option and without the requirement to obtain consent by Charterer, financing of the Vessel may be secured by Owner from a mortgage (or mortgages) of the Vessel ("Mortgage") and the assignment of the Owner's right, title and interest under, in and to this Charter. Charterer agrees to execute any and all documents as may be reasonably requested by Owner's financing institution to obtain and maintain any financing; provided, however, that (i) such Mortgage shall not increase Charterer's obligations under this Charter, and (ii) Charterer shall have no obligation to pay the legal fees and other transactional costs incurred by either Owner or Owner's financing institution in connection with such financing.

(b)

Subject to subclause (c) below, the Charterer agrees that this Charter and any rights arising in Charterer's favor hereunder, whether in contract or in tort, shall always be subordinated in all respects to the Mortgage and any other mortgage placed on the Vessel by Owner or its Affiliate.

(c)

The Owner agrees that the Mortgage and any other mortgage hereinafter placed on the Vessel will contain a provision to the effect that throughout the Charter Period so long as no Event of Default shall have occurred and be continuing and so long as the Charterer shall have performed its obligations hereunder, the Charterer shall be entitled to quiet enjoyment of the Vessel.

(d)

Until such time as the Mortgage shall have been satisfied and discharged in accordance with its terms, the Charterer shall take all actions reasonably requested by Owner that are necessary in order to establish and maintain the Mortgage and any other first preferred mortgage on the Vessel as a first preferred mortgage lien on the Vessel under the laws of the United States.

11.	Insurance

(a)

Insurance Obligations - The Charterer shall, at its own expense, provide and maintain the following insurance and shall ensure that the value of the Vessel as stated in any valued policy is equal to the amount insured thereunder:

(i)

 Hull and machinery insurance for an amount not less than the Stipulated Loss Value set forth in the Schedule. Such insurance shall include a navigation limit adequate for the Vessel's trade including towing operations.

(ii)

Protection and indemnity insurance with reputable underwriters or with a reputable protection and indemnity club or association. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; pollution liabilities imposed by any applicable Governmental Authority; and any loss, damage or injury whatsoever in connection with anything done or not done by the Vessel. Such insurance shall be in an amount per occurrence of no less than $50,000,000.00 including pollution liabilities.

	(iii)	Cargo legal liability insurance coverage sufficient to protect against physical loss or damage to equipment on board, in transit, in store and/or overboard.

(b)	Loss Payable and Notice of Cancellation

(i)

Unless the Owner shall have given its prior written consent, all insurances effected pursuant to Clause 11(a)(i) and (iii) shall contain a loss payable and notice of cancellation clause in the following form:

"LOSS PAYABLE AND NOTICE OF CANCELLATION CLAUSE"

		(A)	Until General Electric Capital Corporation (the "Owner") shall have notified underwriters to the contrary,

(1)

Unless the Owner shall have notified the Insurer that an Event of Default shall have occurred and shall be continuing under the Charter, any claim under any such insurance policy up to an aggregate amount per incident equal to $25,000.00 in respect of the Vessel (other than in respect of a Total Loss), shall be paid directly to the Charterer;

(2)

Any claim under any such insurance policy in an amount per incident in excess of $25,000.00 in respect of the Vessel (other than in respect of a Total Loss), shall be paid directly to the Owner; provided, however, that should no Event of Default have occurred and be continuing (notice of which shall be provided by the Owner to the insurers), the insurers shall be permitted to directly reimburse the Charterer and/or may pay directly the vendor and/or ship repairers the amounts that have been actually expended to repair and restore the Vessel; and

			(3)	Any claim in respect of a Total Loss and any claim of any nature during the continuance of an Event of Default under the Charter shall be paid directly to the Owner.

		(B)	The Owner shall be advised:

			(1)	If any hull and machinery insurer cancels or gives notice of cancellation of any insurance or entry at least thirty (30) days before such cancellation is to take effect; and

			(2)	Of any default in the payment of any hull and machinery premium or call or failure to renew any such insurance days prior to the date of renewal thereof; and

			(3)	Of any material change in the terms and conditions of the aforesaid insurance policies at least thirty (30) days before such change is to take effect.

(ii)

Unless the Owner shall have given its prior written consent, all insurance and entries effected pursuant to Clause 11(a)(ii) shall contain a loss payable and notice of cancellation clause in the following form:

"LOSS PAYABLE AND NOTICE OF CANCELLATION CLAUSE"

The protection and indemnity insurer or club managers, as applicable, agree:

(A)

To pay the Owner, or to its order, any recovery the Charterer is entitled to receive from the funds of the protection and indemnity insurance or P&I Club in respect of any liability, costs or expenses incurred by the Charterer on receipt of notice from the Owner that the Charterer is in default under the Charter; provided such default by the Charterer shall in no way affect the right of any third party not an Affiliate of the Charterer to receive any funds it is entitled to from the funds of such protection and indemnity insurer or P&I Club; and

		(B)	To give the Owner a thirty (30) day notice that protection and indemnity insurance or coverage with the P&I Club in respect of the Vessel is to cease; and

(C)

To give the Owner a thirty (30) day notice of the protection and indemnity insurer's or the P&I Club's intention to cancel the insurance or coverage of the Charterer by reason of its failure to pay when due and demanded any premium, assessment, call or other sum due from it to the protection and indemnity insurer or P&I Club; and

(D)

To give the Owner a thirty (30) day notice prior to the effective date of any material change in the terms and conditions of such protection and indemnity policy or P&I Club rules or certificate of entry.

(c)	Partial Loss

If the Owner shall have received funds pursuant to Clause (b) above with respect to an incident that is not a Total Loss, the Owner shall disburse such funds directly to the repairer or salvor for the repair, salvage or other charges involved or to the Charterer if it has fully repaired the damage and paid all of the salvage and other charges, so long as in each case the Charterer has certified that such repairs are necessary for the use, operation and management of the Vessel as described in this Charter.

(d)	Information as to Insurances

The Charterer shall give the Owner and its insurance advisers such information as to the insurances taken out or being or to be taken out in compliance with the Charterer's obligations under the foregoing provisions of this Clause or as to any other matter that may be relevant to such insurances as the Owner or its advisers may reasonably request. Without limiting the generality of the foregoing, the Charterer will cause to be furnished to the Owner on the date hereof and, thereafter, at least annually no later than each anniversary of the Effective Date, a report signed by a firm of independent marine insurance brokers regularly employed by the Charterer, showing the insurance then carried and maintained on the Vessel, responding to such inquiries concerning relevant insurance matters as the Owner may reasonably request, and stating the opinion of said insurance brokers that (i) such insurance is reasonable for the protection of the interests of the Owner in accordance with good insurance practices then in effect; and (ii) is in compliance with the terms hereof.

(e)

All policies, binders and other insurance contracts in respect of insurance required under this Clause 11 shall: (i) name the Owner as an additional insured; (ii) provide for payment of losses and recoveries as set forth in subclause (b) of this Clause 11; (iii) provide that in respect of the interest of the Owner in such policies, the insurance shall not be invalidated by any action or inaction of the Charterer, or any officer, director, employee, agent or representative thereof and shall insure the interests of the Owner, as they appear, regardless of any breach or violation of any warranties, declaration or conditions contained in such polices by the Charterer, provided that in lieu of the provision required by this clause(iii) the Charterer may, at its option, provide the Owner breach of warranty insurance in form reasonably acceptable to the Owner, in an amount not less than the Stipulated Loss Value; (iv) provide that the insurer's right of subrogation against the Owner shall be waived; (v) be primary and without right of contribution from any other insurance which is carried by the Owner; (vi) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; (vii) be issued by underwriters or insurers of recognized responsibility and approved by the Owner, which approval shall not be unreasonably withheld; (viii) provide a waiver of set-off, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of the Charterer, from or against any payment due or to become due to the Owner under such policies; (ix) have a deductible per vessel not to exceed, in the case of hull and machinery insurance, $75,000 per incident and $1 million annual aggregate, and in the case of protection and indemnity insurance, $500,000 per claim stop loss and $2.5 million annual aggregate; and (x) provide that underwriters or insurers shall have no recourse against the Owner for the payment of premium. Each policy shall provide that underwriters or insurers shall not request premium payment from the Owner unless the Charterer has defaulted upon such payment, and then the Owner shall only be invoiced for payment of premium applicable to the Vessel.

(f)

If Charterer fails to obtain the insurance required herein, Owner shall have the right, but not the obligation, to obtain, such insurance and charge the cost thereof (plus 15% handling costs) to Charterer.

(g)	Any insurance proceeds received by Owner shall be applied in the manner set forth in Clause 12(b) of this Charter.

12.	Total Loss; Requisition for Title; Capture; Seizure

(a)

If a Total Loss shall occur, this Charter and the obligation of the Charterer to pay Charter Hire hereunder shall continue and be payable as set forth herein until the Charterer has complied with this Clause 12. The Charterer shall forthwith notify the Owner of the facts and circumstances of such Total Loss and the Charterer shall, on or before the next monthly Charter Hire due date after the Total Loss (the "Loss Payment Date"), pay to the Owner the amount determined pursuant to paragraph (b) below. The Charterer shall give the Owner at least 15 days prior notice in writing of the Loss Payment Date.

(b)

The amount payable on any such Loss Payment Date shall be the sum of (i) Stipulated Loss Value (as defined and stated in the Schedule) of the Vessel determined as of the Charter Hire payment date prior to the date of the Total Loss; and (ii) all Charter Hire accrued (on a daily basis) but unpaid hereunder to such Loss Payment Date and any other sums due under any provisions of this Charter. The foregoing obligations of the Charterer under this Clause 12 shall apply regardless of (a) whether or not any moneys are payable under the insurances effected in compliance with Clause 11 hereof in respect of the Vessel; (b) the amount payable thereunder; (c) the cause of the Total Loss; (d) whether or not any of the said compensation shall be payable; and (e) whether or not Owner has for its own benefit insurance proceeds from separate policies maintained by Owner not listed in Clause 11(a)(i). In the event of a Total Loss, this Charter, including the Charterer's obligation to pay Charter Hire, shall terminate upon the fulfillment by the Charterer of its obligations under this subclause, except that Charterer's obligations under Clause 21 shall survive the expiration or termination of this Charter. Any insurance monies received by Owner on account of the Total Loss of the Vessel or other compensation contemplated under subclause (b) of this Clause received by the Owner shall be applied as follows: first, to payment of the Stipulated Loss Value; second, to all accrued unpaid Charter Hire; third, to any other amounts owed by Charterer to Owner under this Charter or any other agreement between Charterer and Owner; and fourth, the balance, if any, shall be paid to the Owner.

(c)

If the Charterer shall have made full payment to the Owner of all amounts owed pursuant to the foregoing provisions of subclause (b) of this Clause and Charterer shall otherwise not be in default under this Charter, then if the Owner subsequently receives any insurance monies from policies listed in Clause 11 or other compensation referred to as Clause 12(b)(i) above, the same shall be immediately applied first towards repayment to the Charterer of the amount of any such payment made by the Charterer pursuant to Clause 12(b)(i), and the balance, if any, shall be retained by the Owner.

(d)

The Charterer shall be liable for any loss of any part of or damage to the Vessel (other than a Total Loss in which event the foregoing provisions of this clause shall apply) during the Charter Period from whatsoever cause such loss or damage may arise. In the event of repairable damage to the Vessel or any part thereof or loss of part of the Vessel, the Owner shall, subject to its prior right to retain any sums that may be due from the Charterer to the Owner under the terms of this Charter, make payment to the Charterer of moneys received under the insurances effected in compliance with Clause 11 upon the Charterer furnishing evidence reasonably satisfactory to the Owner that all such damage has been made good or repaired or repairs have been put in hand.

(e)	The Owner shall, upon the request of the Charterer, promptly execute such documents as may be required to enable the Charterer to abandon the Vessel to insurers and claim a constructive total loss.

13.	Requisition for Hire

If the Vessel is requisitioned for hire by any Governmental Authority or any other competent authority during the Charter Period, the Vessel shall be deemed a Total Loss.

14.	Liens; Notice on Vessel

(a)

The Charterer will not suffer, nor permit to be continued, any Lien upon the Vessel other than Charter Permitted Liens or liens created by or through Owner. The Charterer shall indemnify and hold the Owner harmless against any Lien of whatsoever nature arising by, through or under the Charterer upon the Vessel during the Charter Period while she is under the control of the Charterer, and against any claims against the Owner arising out of or in relation to the operation of the Vessel by the Charterer other than Charter Permitted Liens. Should the Vessel be arrested by reason of a Lien arising out of her operation hereunder by the Charterer, the Charterer shall, at its own expense, take all reasonable steps to secure that within a reasonable time the Vessel is released and at its own expense put up bail to secure release of the Vessel.

(b)	The Charterer will fasten to the Vessel in a conspicuous place and will keep so fastened during the Charter Period a notice reading as follows:

"This Vessel is the property of and is registered in the name of General Electric Capital Corporation; she is under charter by demise to and operated by Trico Marine Operators, Inc. or its designee, and neither the Charterer nor the Master nor any servant or agent thereof has any authority whatsoever to contract on behalf of the Owner, or to pledge the Owner's credit, or to involve the Owner in any liability whatsoever."

or in such other form as the Owner may reasonably require from time to time.

15.	Salvage

All derelicts and salvage shall become the property of the Charterer unless any Charter Hire or other amounts are due and payable to Owner pursuant to this Charter. If any such amounts are due and payable, the derelict or salvage award shall become the property of Owner to the extent necessary to satisfy the outstanding arrearages.

16.	General Average

General Average, including the Owner's portion, if any, shall be payable by the Charterer. General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974, as amended in 1994, or any subsequent modification thereof current at the time of the casualty.

17.	Default; Remedies

(a)	If during the term of this Charter:

(i)

The Charterer shall fail to make payment in respect of Charter Hire or other amounts due under the terms of this Charter and the continuance of such failure for ten (10) Business Days after the date on which such payment was due;

(ii)

The Charterer shall fail for a period of thirty (30) Business Days after written notice thereof has been given to the Charterer by the Owner to perform and observe any of the covenants, conditions, agreements or stipulations on the part of the Charterer to be performed or observed contained herein (other than subclause (a)(i) and (v) of this Clause);

(iii)

Any representation or warranty made by Charterer herein or in any document or certificate furnished to the Owner in connection herewith or pursuant hereto shall prove at any time to be incorrect in any material respect as of the date made;

(iv)

The Charterer or Trico Marine Services, Inc., of which Charterer is a wholly-owned subsidiary, or Trico Marine Assets, Inc., which like Chartererer is a wholly-owned subsidiary of Trico Marine Services, Inc. (each of Trico Marine Services, Inc. and Trico Marine Assets, Inc. is referred to as a "Guarantor") ceases doing business as a going concern or generally ceases to pay its debts as they become due or any proceedings under any bankruptcy, insolvency or other similar laws now or hereafter in effect are instituted against the Charterer or any Guarantor or if a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official is appointed for the Charterer or any Guarantor or for any of its assets or properties, and such proceeding or appointment is not dismissed, vacated or fully stayed within sixty (60) days or the Charterer or any Guarantor makes a general assignment for the benefit of creditors;

	(v)	The Charterer shall have abandoned the Vessel. The foregoing provisions shall not apply to any notice of abandonment that the Charterer may give to insurers under the provisions of Clause 12;

	(vi)	The Charterer fails to maintain in all respects the insurances required by Clause 11;

(vii)

The Charterer shall within thirty (30) days of any scheduled date of redelivery hereunder fail to provide adequate bail or security when required so to do by the Owner in writing in respect of any maritime Lien, possessory Lien or statutory right in rem that may be acquired over the Vessel not created or caused by the Owner or by Persons claiming by, through or under the Owner in order to prevent the Vessel being arrested, impounded or seized or if any such Lien, right or claim over the Vessel is exercised by the arrest, attachment, detention, impounding or seizure of the Vessel under any distress execution or other process, or any distress or execution is levied thereon, and the Charterer fails to use its best endeavors to procure the release of the Vessel therefrom within thirty (30) days of any scheduled date of redelivery hereunder;

	(viii)	The Charterer shall repudiate its obligations under this Charter, or otherwise breach its obligations under this Charter, and any applicable cure period shall have expired;

	(ix)	The Charterer or any Guarantor shall be in default of any agreement with respect to borrowed monies and the creditor (lender or lessor) under such agreement shall have accelerated the maturity of such indebtedness, irrespective of any subsequent reinstatement or waiver that may subsequently be granted by such creditor;

	(x)	The Charterer or any Guarantor shall be in default of any other agreement with Owner; or

	(xi)	The Standard & Poor's credit rating for Trico Marine Services, Inc. drops to a grade of B- or lower, and Charterer thereafter fails to provide Owner within thirty (30) days of demand therefor by Owner an additional letter of credit equal to fifteen percent (15%) of the Capitalized Owner's Cost stated in the Schedule or other collateral acceptable to Owner in its sole discretion.

THEN AND IN ANY SUCH EVENT the Owner may, by written notice to the Charterer, declare this Charter to be in default and:

(a)

The Owner may (i) upon written demand, cause the Charterer, at the Charterer's expense, to, and the Charterer shall promptly, redeliver the Vessel or cause the Vessel to be redelivered, with all reasonable dispatch to the Owner and in the condition required by the terms of Clause 8 as if the Vessel were being redelivered at the expiration of the Charter Period, and all obligations of the Charterer under said Clause 8 shall apply to such redelivery; or (ii) the Owner or its agent, at the Owner's option, without further notice, may, but shall be under no obligation to, retake the Vessel wherever found, whether upon the high seas or in any port, harbor, or other place and irrespective of whether the Charterer, any subcharterer or any other Person may be in possession of the Vessel, all without prior demand and without legal process, and for that purpose the Owner or its agent may enter upon any dock, pier or other premises where the Vessel may be and may take possession thereof, without the Owner or its agent incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or otherwise. The exercise by the Owner of its remedies under this subparagraph (a) shall be without prejudice, and in addition, to any of the Owner's other remedies referred to below.

	(b)	The Owner may select to treat such Event of Default as a termination by Charterer and demand payment immediately of the Stipulated Loss Value, it being acknowledged and agreed by the Charterer that Owner shall have no obligation to mitigate its damages and that this amount payable to Charterer is reasonable liquidated damages and is payable not as a penalty. In addition, Charterer shall be responsible for the payment of all amounts and obligations otherwise due under this Charter. The exercise by the Owner of its remedies under this subparagraph (b) shall be without prejudice, and in addition, to any of the Owner's other remedies referred to below.

	(c)	The Charterer shall be liable for all costs including all reasonable legal fees and any other costs and expenses whatsoever incurred by the Owner by reason of the occurrence of any default or by reason of the exercise by the Owner of any remedy hereunder, including, without limitation, all costs and expenses incurred by the Owner in connection with any retaking of the Vessel and, upon the redelivery or retaking of the Vessel in accordance with this Clause 17, the placing of the Vessel in the condition and seaworthiness required by the terms of Clause 8 hereof and the obligation to pay all sums as required under this Clause 17 or elsewhere in this Charter (including interest at the Default Rate on any late payment amounts made by Charterer, and interest on all unpaid amounts).

	(d)	Each and every right, power and remedy herein given to the Owner shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, admiralty or by statute and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Owner, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of the Owner to exercise any right or power vested in it hereunder shall impair such right or power or be construed as a waiver of or as acquiescence in any default by the Owner or be deemed a waiver of any right arising out of any future default or of any past default. In the event the Owner at any time agrees to waive any such right or power, such waiver shall be revocable by the Owner at any time and the right or power shall henceforth be again exercisable as though there had been no such waiver unless the Event of Default has been cured. In the event the Owner shall have proceeded to enforce any right or pursue any power under this Charter and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Owner, then and in every such case the Charterer and the Owner shall be restored to their respective former positions and rights hereunder with respect to the property subject or intended to be subject to this Charter and all rights, remedies and powers of the Owner shall continue as if no such proceedings had been taken.

	(e)	The Owner or its agent may sell the Vessel at public or private sale, with or without notice to the Charterer, advertisement or publication, as the Owner may determine, or otherwise may dispose of, hold, use, operate, charter (whether for a period greater or less than the balance of what would have been the Charter Period in the absence of the termination of the Charterer's rights to the Vessel) to others or keep the Vessel idle, all on such terms and conditions and at such place or places as the Owner may determine and all free and clear of any rights of the Charterer and of any claim of the Charterer in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise, and without any duty to account to the Charterer, notwithstanding any remedy or rightOwner may have exercised under this Clause 17 or elsewhere in this Charter or in equity or law. Any monies received by Owner on account of the sale of the Vessel under this Clause 17 shall be applied as follows: first, to payment of the Stipulated Loss Value; second, to all accrued and unpaid Charter Hire; third, to any other accrued and unpaid amounts under this Charter; and fourth, the balance, if any, shall be paid to the Charterer.

	(f)	The rights and powers of the Owner and the obligations of the Charterer under this Clause 17 shall be effective and enforceable regardless of the pendency of any proceeding that has or might have the effect of preventing the Owner or the Charterer from complying with the terms of this Charter. No express or implied waiver by the Owner of any default shall in any way be, or be construed to be a waiver of any further or subsequent default.

18.	Termination

            This Charter may be terminated after the Effective Date only in the limited cases as follows:

(a)	By Charterer in accordance with Clause 2(e);

(b)	In the event of a Total Loss as specified in Clause 12;

(c)	By Owner in accordance with Clause 17; or

(d)	By written agreement of the parties.

Notwithstanding anything to the contrary, no termination shall be effective until such time as all amounts owing pursuant to this Charter are paid and the Vessel is redelivered in accordance with the provisions of this Charter.

19.	Payments on Termination

            Whether or not the Owner shall have exercised, or shall thereafter at any time exercise, any options, rights or remedies under Clause 17, upon any Event of Default or upon or as a consequence of a breach of contract by the Charterer amounting to repudiation by the Charterer of this Charter, the Owner may immediately require the Charterer to pay to the Owner, and the Charterer shall pay to the Owner as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value.

20.	Assignment and Sub Charter

(a)	The Charterer may not assign all or part of its rights and obligations under this Charter nor may it charter the Vessel by demise to any other entity.

(b)	The Charterer may not subcharter, subcontract or otherwise charter the Vessel, otherwise than in the ordinary course of its business, without the prior consent of the Owner.

(c)

Owner and any assignee of Owner may assign this Charter, or any part hereof and/or the Vessel subject hereto. Charterer hereby waives and agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Charterer has or may at any time have against Owner for any reason whatsoever.

At its sole option, Owner may enter into an indenture or other financing arrangement with a financing institution in which it assigns this Charter or grants a security interest in this Charter or makes an assignment of the Charter Hire to the financing institution, trustee or other entity.

21.	Indemnity

(a)

Charterer hereby represents, warrants and covenants that (i) on the Effective Date of this Charter, the Vessel will qualify for all of the items of deduction and credit specified in the Schedule ("Tax Benefits") in the hands of Owner, and ii) at no time during the term of this Charter will Charterer take or omit to take, nor will it permit any subcharterer or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Owner or by this Charter), which will result in the disqualification of the Vessel for, or recapture of, all of any portion of such Tax Benefits.

If as a result of a breach of any representation, warranty or covenant of the Charterer contained in this Charter or the Schedule (i) tax counsel of Owner shall determine that Owner is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to the Vessel, or (ii) any Tax Benefits claimed on the Federal income tax return of Owner is disallowed or adjusted by the Internal Revenue Service, or (iii) any Tax Benefits are recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a "Loss"), then Charterer shall pay to Owner, as an indemnity and as additional Charter Hire, an amount that shall, in the reasonable opinion of Owner, cause Owner's after-tax economic yields and cash flows to equal the Net Economic Return (as defined below) that would have been realized by Owner if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Owner in originally evaluating the transaction ("Net Economic Return"). If an adjustment has been made under Clause 9(d) of this Charter, then the Effective Rate used in the next preceding adjustment shall be substituted.

All references to Owner in this Clause 21(a) include Owner and the consolidated taxpayer group of which Owner is a member. All of Owner's rights, privileges and indemnities contained in this Clause 21(a) shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Owner, its successors and assigns.

(b)

The Charterer hereby indemnifies the Owner and shall keep the Owner fully indemnified at all times whether during the currency of this Charter or at any time in respect of events arising during the effective period of this Charter against:

(i) All costs and expenses of operating and maintaining the Vessel and of operating, maintaining and replacing all parts including (but without prejudice to the generality of the foregoing) all fuel, oil, port charges, fees, taxes, levies, fines, penalties, charges, insurance premiums, victualing, crew, navigation, manning, operating and freight expenses and all other outgoings whatsoever payable by the Owner or the Charterer in respect of the possession or operation of the Vessel or any part thereof, or the purchase, ownership, delivery, chartering, possession and operation, import to or export from any country, return, sale or disposition of the Vessel or any part thereof or upon the hire, receipts or earnings arising therefrom (other than the Owner Taxes or Permitted Liens (other than Charter Permitted Liens)) which shall be promptly paid by the Charterer;

(ii) All liabilities, claims, proceedings (whether civil or criminal), penalties, fines or other sanctions, judgments, charges, taxes, impositions, Liens, salvage, general average, costs and expenses whatsoever (including reasonable legal fees and costs of litigation) that may at any time be made or claimed by the Charterer or any employee, servant, agent or sub-contractor, passenger, owner, shipper, consignee and receiver of goods or any third party (including any Governmental Authority) or by its respective dependents arising or alleged to arise directly or indirectly in any manner out of the design, construction, possession, management, repair, certification, manning, provisioning, supply or servicing of the Vessel (whether at sea or not) or the chartering thereof hereunder, whether such liability, claims, proceedings, penalties, fines, sanctions, judgments, charges, taxes, impositions, Liens, salvage, general average, cost or expenses may be attributable to any defect or latent defect in the Vessel or the design, construction, testing or use thereof or from any maintenance, service, repair, overhaul or otherwise and regardless of when or where the same shall arise and whether or not the Vessel or the relevant part thereof is in the possession or control of the Charterer (other than the Owner Taxes and Permitted Liens);

(iii) All liabilities, losses, damages and expenses (including reasonable legal fees and costs of litigation) for oil or other pollution damage resulting or alleged to have resulted from the Charterer's operation of the Vessel under this Charter and any and all losses, damages and expenses that the Owner may incur as a result of any oil or other pollution damage resulting or alleged to have resulted from the Charterer's operation of the Vessel under this Charter, including, but not limited to, the Owner's liability under the Oil Pollution Act of 1990, as amended, and/or the laws of any other jurisdiction relating to oil spills;

(iv) Any and all taxes which the Owner may become subject to other than Owner Taxes. The Owner shall notify the Charterer promptly in writing of any tax for which it may seek indemnity under this Charter, which notice shall state the amount of the indemnity sought and provide reasonable details supporting the calculation of such amount. In the event the Owner or any of its Affiliates receives notice (the "Proceeding Notice") of an examination, claim, adjustment or other proceeding with respect to any taxes for which the Charterer may be liable under this Charter, the Owner shall notify the Charterer in writing thereof (the "Owner Notice") no later than ten days after the receipt of the Proceeding Notice, and the Charterer shall be entitled at its expense to control or settle the contest of such examination, claim, adjustment or other proceeding provided it notifies the Owner in writing that it desires to do so no later than ten days after receipt of the Owner Notice. The Owner and/or any Affiliate will reasonably cooperate with the Charterer in connection with the negotiation or settlement by the Charterer of any such proceeding. The Owner will pay to the Charterer any refund received (whether by payment, credit, offset or otherwise) by the Owner or its Affiliate in respect of any taxes for which the Charterer is liable under this Charter within ten days after the receipt of any such refund, and will cooperate with the Charterer at the Charterer's expense in order to take all necessary steps to claim any such refund; and

(v) Any and all liabilities or claims for or on account of the use or for the infringement of any patents, trademarks, copyrights, design or other intellectual property, whether registered or unregistered, of any nature or kind relating to the use or operation of the Vessel, including, without limitation, any computer software used in the operation of the Vessel.

Any Person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party," and any Person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." In the event that any liabilities, claims or losses (collectively, "Losses") are asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness provide to the Indemnifying Party notice thereof (a "Claim Notice"). The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such losses, the Indemnifying Party shall have the right to defend in appropriate proceedings, and with counsel of its own choosing and reasonably satisfactory to the Indemnified Party, which proceedings shall be settled or prosecuted by the Indemnifying Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnified Party, cooperate with the Indemnifying Parry and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party losses, or any cross-complaint against any Person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party. Any settlement or compromise by the Indemnifying Party shall contain an unconditional release of the Indemnified Party from all liability arising out of such claim and shall not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any Indemnified Party.

(c)	Without prejudice to its generality, the provisions of this subclause shall extend to claims of Persons (including any Governmental Authority or other bodies, whether corporate or otherwise) who have suffered or allege that they have suffered loss, damage or injury in connection with any thing done or not done by the Vessel, including in connection with any oil or other substance emanating or threatening to emanate from the Vessel and shall extend to levies, impositions, calls, or contributions on or required to be made by the Owner during or in respect of the Charter Period.

(d)	If any obligation of the Charterer under the foregoing subclause or under subclause (d) below shall not be discharged when due, the Charterer shall on demand forthwith pay to the Owner not only the amount of such obligation but also interest thereon at the Default Rate from the date the Owner paid the same to the date of reimbursement by the Charterer (after as well as before judgment).

(e)	In the event of the Vessel becoming a wreck or obstruction to navigation, the Charterer shall indemnify the Owner against all losses, costs, damages and expenses that the Owner may in consequence thereof incur including those incurred in respect of the removal or destruction of the wreck or obstruction under statutory or other powers.

22.	Vessel Purchase Option

(a)	Charterer may at the end of the Charter Period purchase the Vessel on an AS IS, WHERE IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes). Charterer must notify Owner of its intent to purchase the Vessel in writing at least three hundred sixty-five (365) days prior to the end of the Charter Period. If Charterer is in default or if the Charter has already been terminated, Charterer may not purchase the Vessel.

(b)	"Fair Market Value" shall mean the price that a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Vessel in an arm's-length transaction to a willing seller under no compulsion to sell. In determining the Fair Market Value, the Vessel shall be assumed to be in the condition in which it is required to be maintained and returned under this Charter. If Owner and Charterer are unable to agree on the Fair Market Value at least one hundred thirty-five (125) days before the end of the Charter Period, Owner shall appoint an independent appraiser (reasonably acceptable to Charterer) to determine Fair Market Value. The independent appraiser's determination shall be final, binding and conclusive. Charterer shall bear all costs associated with any such appraisal.

(c)	Charterer shall be deemed to have waived this purchase option unless it provides Owner with written notice of its irrevocable election to exercise the same within fifteen (15) days after the Fair Market Value is told to Charterer.

(d)	In addition to the provisions in Clause 8 hereof ("Redelivery and Status") of this Charter, and provided that the Charterer has elected not to exercise its option to purchase the Vessel, the Charterer shall, at its expense:

(i) At least three hundred sixty (360) days prior to expiration of the Charter, upon receiving reasonable notice from the Owner, make the Vessel available for on-site operational inspections by potential purchasers;

(ii) At least three hundred sixty (360) days prior to expiration or earlier termination of the Charter, cause a qualified marine surveyor acceptable to Owner, to perform a comprehensive marine survey including testing all material and workmanship of the Vessel; and, if during such inspection, examination and test, the authorized surveyor finds any of the Vessel not operating within United States Coast Guard and/or American Bureau of Shipping (ABS) standards, then Charterer shall repair or replace such defective material and, after corrective measures are completed, Charterer will provide for a follow-up survey of the Vessel by the authorized marine surveyor as outlined in this clause;

(iii) Provide that the Vessel will be clean and cosmetically acceptable (free of rust or corrosion and any Charterer installed markings), and in such condition so that it may be immediately installed and placed into use in a marine environment;

(iv) Ensure that all inspections, overhauls, rebuilds, or certifications known to be or expected to be due within twelve (12) months are completed prior to redelivery;

(v) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Vessel and Owner shall be named as the sole loss payee on all such policies of insurance;

(vi) Provide safe, secure storage for the Vessel for one hundred eighty (180) days after expiration of the Charter at an accessible location satisfactory to Owner, such services to be provided to the Owner by the Charterer at its most competitive rates; and

(vii) Upon return of the Vessel to Owner, provide for transportation of the Vessel, at Charterer's sole expense, to any location directed by Owner in the Continental United States.

23.	General

(a)	The Charterer shall give to the Owner all such information as the Owner may reasonably request with regard to the performance by the Charterer of its obligations hereunder.

(b)	The Charterer shall pay all expenses (including reasonable legal and other costs) incurred by the Owner in connection with the enforcement of any rights conferred upon the Owner by this Charter or in or incidental to any action or proceedings brought by the Owner to recover any Charter Hire or other payments due hereunder or for breach of any covenant, agreement, condition or stipulation herein contained by the Charterer or to recover possession of the Vessel or any part thereof, whether any such action proceeds to judgment or not. Interest on all amounts due shall accrue at the rate of 18% per annum compounded monthly from the due date until payment is made. The Owner shall pay all expenses (including reasonable legal and other costs) incurred by the Charterer in connection with the enforcement of any rights conferred upon the Charterer against the Owner by this Charter.

(c)	No failure or delay on the part of the Owner in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power.

(d)	This Charter shall not be varied in its terms by an oral agreement or representation or otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by all the parties hereto or by its duly authorized representatives.

(e)	If any term or provision of this Charter or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Charter or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.

(f)	The title to the Clauses and subclauses of this Charter shall not in any way affect the interpretation thereof; the terms defined in this Charter have the meanings assigned to them in this Charter and include the plural as well as the singular; and the use of any gender herein shall be deemed to include the other gender.

(g)	Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if (i) personally delivered; (ii) mailed by registered mail, postage prepaid, and return receipt requested; (iii) sent by express courier delivery service and received by the party to whom it is sent; or (iv) transmitted by facsimile transmission (or any other type of electronic transmission if the parties agree) and confirmed by a writing given by means of (i), (ii) or (iii). All notices shall be addressed as follows:

(i) If to the Owner to:

General Electric Capital Corporation 44 Old Ridgebury Road Danbury, CT 06810 Attention: Senior Risk Officer

with a copy to:

General Electric Capital Corporation 16479 Dallas Parkway, Suite 300 Addison, TX 75001-2512 Attention: Senior Risk Manager

(ii) If to the Charterer to:

Trico Marine Operators, Inc. 250 North American Court Houma, LA 70363 Fax No.: (985) 873-3318 Attention: President

Each of the foregoing shall be entitled to specify a different address by giving 15 days' prior notice as aforesaid to the others.

(h)	This Charter shall be governed by and construed and performance thereof shall be determined in accordance with the general maritime law of the United States. To the extent the general maritime law of the United States is deemed inapplicable or reference to a state's law is appropriate or necessary, this Charter shall be governed by and construed and performance thereof shall be determined in accordance with the laws of the State of New York. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law. In the event of any litigation arising out of or related to this Charter, the prevailing party shall be entitled to recovery its reasonable attorneys' fees.

(i)	CHARTERER AND OWNER UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CHARTER, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN CHARTERER AND OWNER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN CHARTERER AND OWNER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS AS OR MODIFICATIONS TO THIS CHARTER, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS CHARTER MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY THE COURT (WITHOUT A JURY).

(j)	All payments made to the Owner shall be made without deduction for or on account of any present or future taxes (including value added, turnover, sales and use taxes), levies, imposts, duties, deduction, withholdings and other charges of whatsoever nature (collectively, "Charges") unless such deduction is required by law. If such deduction is required by law, (i) the sum payable by the Charterer shall be increased as may be necessary so that after making all required withholdings and deductions (including those applicable to additional sums payable under this Clause 22(j)), the Owner shall receive an amount equal to the sum that the Owner would have received had no such withholdings and deductions been made; and (ii) as required by applicable law the Charterer shall withhold or deduct the amount required and pay such amount to the relevant taxing or other Governmental Authority. If any Charges paid by the Charterer are recoverable by the Owner from such taxing or other Governmental Authority, the Charterer shall be entitled to the same rights provided in Clause 21(a)(iv). The Owner shall consult with the Charterer and use reasonable efforts to agree to a method of avoiding or minimizing any such deduction that is not in breach of applicable law or governmental regulation or of any of the financing documents entered into with the Mortgagee and that will leave the parties in substantially the same contractual relation as is herein contained.

(k)	If any provision of this Charter shall be, or shall be rendered, unenforceable in whole or in part (which for the purposes of this Clause shall include being contrary to an official code or order for the time being in force to which either of the parties hereto is required by law to have regard and the contravention or the continued contravention of which could be considered or be made unlawful), the Owner and the Charterer shall negotiate in good faith to agree to an amendment or amendments to the terms of this Charter that would result in this Charter as so amended being fully enforceable and achieving substantially the same result (both financially and otherwise) so far as concerns the Owner and the Charterer as this Charter in its executed form would have achieved if the same had been fully enforceable.

(l)	The indemnities granted by the Charterer in favor of the Owner contained in this Charter shall continue in full force and effect (in respect of events occurring during the currency of this Charter) notwithstanding the termination of the charter of the Vessel, the repudiation by the Charterer of this Charter or the expiration of the Charter Period by passage of time or otherwise.

24.	Definitions

"Affiliate" means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Seattle, Washington are authorized or are obligated by law, executive order or governmental decree to be closed.

"Capitalized Owner's Costs" means, with respect to the Vessel, the amount shown on a Schedule.

"Charter Hire" means the charter hire payable by the Charterer for the use and possession of the Vessel payable at the times and in the amounts set forth in Clause 9 hereof.

"Charter Period" means the period of time described in Clause 2(a).

"Charter Permitted Liens" means Liens for (i) crew's wages accrued for not more than three months or for collision or salvage; (ii) in favor of suppliers of necessaries or other similar Liens arising in the ordinary course of Charterer's business (accrued for not more than three months); (iii) loss, damage or expense, which are fully covered by insurance, in respect of which, a bond or other security has been posted by the Charterer with the appropriate Governmental Authority to prevent the arrest or secure the release of the Vessel from arrest on account of such claim; provided such Liens under (i) and (ii) shall not exceed in the aggregate the greater of $50,000.00 and $100,000.00, respectively. Nothing herein shall preclude Charterer's right to contest, in good faith, any Liens levied upon the Vessel.

"Compulsory Acquisition" means requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of the Vessel by any Governmental Authority or by persons acting or purporting to act on behalf of any Governmental Authority.

"Default Rate" means with respect to any amounts owing under this Charter, an amount per annum equal to 18% per annum, which amount shall apply to all amounts either paid late or that have not been paid, and such rate shall be applicable to both before and after the entering of any judgment or arbitral amount.

"Event of Default" means an event described in subclauses (a)(i) through (a)(ix) of Clause 17.

"Governmental Authority" means the United States federal government or any foreign government, any state or other political subdivision thereof, and any entity exercising executive, legislative judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Owner, the Charterer or the operation of the Vessel.

"Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, security interest, claim, hypothecation, assignment for security, deposit arrangement or security interest of any kind in respect of such asset. For purposes of this Charter, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Loss Payment Date" has the meaning set forth in subclause 12(a).

"Owner Taxes" means any income, franchise or equivalent tax, imposed upon or measured by the net income, stated capital or earned surplus of the Owner by any federal, state, local or other taxing authority of any jurisdiction worldwide; provided that Owner Taxes shall not include any such tax imposed on any amount that is (i) an indemnity or reimbursement of the Owner, (ii) an operating or maintenance expense, or (iii) a tax for which the Charterer is otherwise liable under this Charter; and provided further that Owner Taxes shall not include any such tax imposed by any government, jurisdiction or taxing authority (other than the United States federal government) solely as a result of the location of the Vessel or the Vessel's use by the Charterer.

"Permitted Liens" means (i) Liens created under the Mortgage, the Charter or any other charter or conditional sale contracts and agreements for the Vessel permitted under the Mortgage and (ii) Charter Permitted Liens.

"Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, a limited liability company, or other entity or a government or any agency or political subdivision thereof.

"P&I Club" means a protection and indemnity club or association.

"Registration Jurisdiction" means the United States of America.

"Stipulated Loss Value" shall mean the stipulated loss value as stated in the Schedule.

"Surveyor" means a qualified marine surveyor acceptable to Owner

"Termination Value" shall mean the termination value as stated in the Schedule.

"Total Loss" means, either (a) actual or constructive or compromised or arranged total loss of the Vessel, (b) Compulsory Acquisition of the Vessel or (c) if so declared by the Charterer at any time and in its sole discretion, a requisition for hire of the Vessel for a period in excess of 180 days. Any actual loss of the Vessel shall be deemed to have occurred at 1200 hours Greenwich Mean Time (GMT) on the actual date on which the Vessel was lost or in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred at 1200 hours GMT on the day next following the day on which the Vessel was last heard of. A constructive total loss shall be deemed to have occurred at 1200 hours GMT on the earliest of: (1) the date that notice of abandonment of the Vessel is given to the insurers provided a claim for total loss is admitted by the insurers; or (2) if the insurers do not admit such a claim, at the date and time GMT at which a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred; or (3) the date that a report is rendered by one or more experts in marine surveying and vessel valuation (said experts to be appointed by the Charterer at its expense and approved by the Owner, such approval not to be unreasonably withheld) concluding that salvage, repair and associated costs in restoring the Vessel to the condition specified in Clause 8 exceed the Vessel's fair market value in sound condition.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Charter to be signed the date and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, Owner

By: /s/ Robert Holmes
Name: Robert Holmes
Its: Senior Risk Analyst

TRICO MARINE OPERATORS, INC., Charterer

By: /s/ Victor M. Perez
Name: Victor M. Perez
Its: Vice President